Exhibit 3.2

Corporations Act 2001

CONSTITUTION

of

NOVA MINERALS LIMITED

ACN 006 690 348

A COMPANY LIMITED BY SHARES

CONSTITUTION OF

NOVA MINERALS LIMITED

[ACN 006 690 348]

(“THE COMPANY”)

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CHANGES TO SHARE CAPITAL		18

1.	CONSOLIDATION, SUBDIVISION OR ENTITLEMENT ON PRO-RATA ISSUE	18

GENERAL MEETINGS		18

1.	CONVENING	18
2.	NOTICE	19
3.	BUSINESS	19

PROCEEDINGS AT GENERAL MEETINGS		20

1.	MEMBER	20
2.	QUORUM	20
3.	CHAIRPERSON	20
4.	GENERAL CONDUCT	21
5.	ADJOURNMENT	21
6.	DECISIONS	21
7.	TAKING A POLL	22
8.	CASTING VOTE OF CHAIRPERSON	22
9.	OFFENSIVE MATERIAL	22
10.	AUDITOR’S RIGHT TO BE HEARD	23

VOTES OF MEMBERS		23

1.	ENTITLEMENT TO VOTE	23
2.	UNPAID CALLS	24
3.	JOINT HOLDERS	24
4.	OBJECTIONS AND LISTING RULES	24
5.	VOTES BY PROXY	24
6.	INSTRUMENT APPOINTING PROXY	25
7.	PROXY IN BLANK	25
8.	LODGEMENT OF PROXY	25
9.	VALIDITY	26
10.	REPRESENTATIVES OF CORPORATIONS	26

APPOINTMENT AND REMOVAL OF DIRECTORS		26

1.	NUMBER OF DIRECTORS	26
2.	QUALIFICATION	27
3.	POWER TO REMOVE AND APPOINT	27
4.	ADDITIONAL AND CASUAL DIRECTORS	27
5.	FILLING VACATED OFFICE	28
6.	RETIREMENT BY ROTATION	28
7.	NOMINATION OF DIRECTOR	28
8.	VACATION OF OFFICE	29

REMUNERATION OF DIRECTORS		29

1.	REMUNERATION OF NON-EXECUTIVE DIRECTORS	29
2.	REMUNERATION OF EXECUTIVE DIRECTORS	30
3.	BENEFIT TO RETIRING DIRECTORS	30
4.	POWERS AND DUTIES OF DIRECTORS	31

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PROCEEDINGS OF DIRECTORS		31

1.	DIRECTORS’ MEETINGS	31
2.	DECISIONS	32
3.	DIRECTORS’ INTERESTS	32
4.	ALTERNATE DIRECTORS	33
5.	REMAINING DIRECTORS	33
6.	CHAIRPERSON	33
7.	DIRECTORS’ COMMITTEES	34
8.	WRITTEN RESOLUTIONS	34
9.	VALIDITY OF ACTS OF DIRECTORS	34
10.	MINUTES	35

EXECUTIVE DIRECTORS		35

1.	APPOINTMENT	35
2.	POWERS OF EXECUTIVE DIRECTORS	36

SECRETARY		36

1.	SECRETARY	36

INSURANCE AND INDEMNITY OF APPLICABLE PERSONS		36

1.	APPLICABLE PERSONS	36
2.	INSURANCE	36
3.	INDEMNITY	37
4.	LOAN TO AN APPLICABLE PERSON	37
5.	MEANING OF PROCEEDINGS	38

SEAL		38

1.	COMMON SEAL	38
2.	DUPLICATE SEAL	38
3.	CERTIFICATE SEAL	38

POWERS OF ATTORNEY		39

1.	POWERS OF ATTORNEY	39

INSPECTION OF RECORDS		39

1.	TIMES FOR INSPECTION	39

DIVIDENDS, RESERVES AND DISTRIBUTIONS		39

1.	POWER TO PAY AND TO FIX TIME ETC. FOR PAYMENT OF DIVIDENDS	39
2.	AMEND RESOLUTION TO PAY DIVIDEND	40
3.	NO INTEREST	40
4.	RESERVES	40
5.	DIVIDEND ENTITLEMENT	40
6.	RESTRICTED SECURITIES	40
7.	DEDUCTIONS FROM DIVIDENDS	41
8.	DISTRIBUTIONS OF ASSETS	41
9.	PAYMENT	42
10.	ELECTION TO REINVEST DIVIDEND	42
11.	ELECTION TO ACCEPT SHARES IN LIEU OF DIVIDEND	42
12.	UNCLAIMED DIVIDENDS	43
13.	CAPITALISATION OF PROFITS	43

NOTICES		44

1.	SERVICE OF NOTICES	44
2.	PERSONS ENTITLED TO NOTICE	45

AUDIT AND FINANCIAL RECORDS		46

1.	COMPANY TO KEEP FINANCIAL RECORDS	46

WINDING UP		46

1.	WINDING UP	46

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CORPORATIONS ACT 2001

COMPANY LIMITED BY SHARES

CONSTITUTION OF

NOVA MINERALS LIMITED

[ACN 006 690 348]

(“THE COMPANY”)

PRELIMINARY

1.	INTRODUCTION

The name of the Company upon the adoption of this Constitution is Nova Minerals Limited. The Company is a public company limited by shares.

The replaceable rules contained in the Corporations Act do not apply to the Company.

2.	DEFINITIONS

In this Constitution:

“Act” means the Corporations Act as amended from time to time and includes a reference to the Corporations Regulations;

“Alternate Director” means a person appointed as an alternate director under Article 69; “ASX” means ASX Limited [ABN 98 008 624 691];

“Auditor” means the Company’s auditor;

“Board” means the Directors for the time being of the Company or those of them who are present at a meeting at which there is a quorum;

“Business Day” means a day which is a business day for the purposes of the Listing Rules;

“Company” means the entity whose name upon the adoption of this Constitution is Nova Minerals Limited [ACN 006 690 348] and shall be taken to mean the same entity by whatever name from time to time it may be called;

“Constitution” means the constitution of the Company as amended from time to time; “CS Facility” has the same meaning as prescribed CS Facility in the Act;

“CS Facility Operator” means the operator of a CS Facility;

“Director” means a person appointed to and acting in the position of a director of the Company; “Directors” means all or some of the Directors acting as a Board;

“Listed Period” means that period of time during which the Company is admitted to the Official List of the ASX;

“Listing Rules” means the Listing Rules of ASX and any other rules of ASX which are applicable during the Listed Period, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX;

“Managing Director” means a Director appointed as Managing Director under Article 76(1)(a); “Marketable Parcel” has the same meaning as in the Operating Rules;

“Member” means a person whose name is entered for the time being on the Register as the holder of one (1) or more Shares;

“Non-Marketable Parcel” means a parcel of securities which is less than a Marketable Parcel; “Office” means the Company’s registered office;

“Operating Rules” means the operating rules of a CS Facility regulating the settlement, clearing and registration of uncertificated shares as amended, varied or waived (whether in respect of the Company or generally) from time to time which shall only apply to the Company during the Listed Period;

“Register” means the register of Members of the Company;

“Registered Address” means the address of a Member specified on a transfer or any other address of which the Member notifies the Company as a place at which the Member is willing to accept service of notices;

“Representative” means a person appointed by a Member to act as its representative under Article 53(1) or under Section 250D of the Act;

“Restricted Securities” has the same meaning as in the Listing Rules; “Seal” means the common seal of the Company (if any);

“Secretary” means any person appointed by the Directors to perform any of the duties of a secretary of the Company and if there are joint secretaries, any one (1) or more of such joint secretaries;

“Securities” includes shares, rights to shares, options to acquire shares and other securities with rights of conversion to equity and debentures, debenture stock, notes and other obligations of the Company;

“Shares” means shares in the share capital of the Company;

“Special Resolution” means a resolution of at least 75% of the votes validly cast on the resolution (by number of votes) being in favour of the resolution. Any resolution not expressed as a Special Resolution or that is not required under the Act, the Listing Rules and applicable law to be passed by Special Resolution, is a resolution able to be passed by a majority of votes validly cast on that resolution.

“Uncertificated Holding” means a holding of Shares which is not held on any certificated sub–register maintained by or on behalf of the Company; and

3.	INTERPRETATION

(1)	In this Constitution, unless the contrary intention appears:

(a)	the singular includes the plural and vice versa and words importing a gender include other genders;

(b)	a reference to:

(i)	an Article or schedule is to an Article or schedule of this Constitution;

(ii)	person and words importing persons include partnerships, associations and corporations, unincorporated and incorporated by Ordinance, act of Parliament or registration as well as individuals;

(iii)	legislation, or a provision of legislation, include any consolidation, amendment, re-enactment, substitution or replacement of or for it, and refers also to any regulation or statutory instrument issued or delegated legislation made under it;

(iv)	“writing” and “written” includes printing, typing, lithography, facsimile and other modes of reproducing words in a visible form;

(c)	words and expressions defined in the Act have the same meaning in this Constitution;

(d)	if a word or expression is given a defined meaning in this Constitution, any other part of speech or grammatical form of that word or expression have a corresponding meaning;

(e)	“includes” in any form is not a word of limitation; and

(f)	headings are for ease of reference only and do not affect the construction of this Constitution.

(2)	Unless the contrary intention appears in this Constitution, an expression in an Article of this Constitution has the same meaning as in a provision of the Act which deals with the same matter as the Article.

(3)	For the purposes of this Constitution and only during the Listed Period, if the provisions of:

(a)	the Act and the Listing Rules; or

(b)	the Act and the Operating Rules,

conflict on the same matter, the provisions of the Act prevail.

ASX LISTING RULES

1.	LISTING RULES

During the Listed Period, the following provisions shall apply:

(1)	notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done;

(2)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(3)	if the Listing Rules require an act to be done or not to be done, authority is given for that to be done or not to be done (as the case may be);

(4)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(5)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

(6)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provisions to the extent of the inconsistency.

SHARES

1.	ISSUE OF SHARES

(1)	Subject to the Act, the Listing Rules and this Constitution, and without affecting any special rights conferred on the holders of any shares, any shares or other securities may be issued with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise, as the Board may determine and on any terms the Board considers appropriate.

(2)	Subject to the Act, any preference shares may, with the sanction of a resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

(3)	Without limiting the foregoing, subject to the Act, the Listing Rules (during the Listed Period) and the general law, the Directors may:

(a)	establish one or more Employee Share Schemes;

(b)	establish one or more schemes or plans (known by any name or description) providing for the acquisition or receipt of other securities or of rights or benefits attributable or calculated in a manner consistent with or representative of having acquired, received or held Shares or other securities;

(c)	A scheme or plan (including an Employee Share Scheme) established under Article 5(3)(a) or 5(3)(b) shall have such terms as the Directors think fit, and in each case may permit participation by any officer (including but not only any Director) of the Company or a related body corporate or a relative of an officer or an entity in which the officer or relative of an officer has an interest (subject to the Act and the Listing Rules (during the Listed Period));

(d)	notwithstanding any provision of such scheme or plan (including an Employee Share Scheme) established under Article 5(3)(a) or 5(3)(b), vary, suspend or terminate any plan or scheme established under Article 5(3)(a) or 5(3)(b);

(e)	give financial assistance in connection with the acquisition of Shares or other securities of the Company or of a related body corporate under any plan or scheme established under Article 5(3)(a) or 5(3)(b) in any manner permitted by the Act the Listing Rules (during the Listed Period) and the general law; and

(f)	take security over its own securities in connection with the acquisition of Shares or other securities of the Company under any plan or scheme established under Article 5(3)(a) or 5(3)(b) in any manner permitted by the Act, the ASX Listing Rules (during the Listed Period) and the general law.

2.	RIGHTS

Subject to Articles 5, 7 and 94, the Act and the Listing Rules (during the Listed Period) this Constitution and the terms of issue of Shares, all Shares entitle the holders thereof:

(1)	to receive notice of and to attend and vote at all general meetings of the Company;

(2)	to receive dividends; and

(3)	in a winding up to participate equally in the distribution of the assets of the Company (both capital and surplus), subject only to any amounts unpaid on the Share.

3.	VARIATION OF CLASS RIGHTS

(1)	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or cancelled:

(a)	with the consent in writing of the holders of the issued shares of that class whose rights are proposed to be varied or cancelled who are entitled to at least 75% of the votes that may be cast in respect of the shares of that class; or

(b)	by a Special Resolution passed at a separate meeting of the holders of the shares of that class whose rights proposed to be varied or cancelled.

(2)	The provisions of this Constitution relating to meetings of the Company’s Members (with the necessary changes) apply to a meeting held under Article 7(1).

(3)	The rights conferred on the holders of the shares of any class (the “Existing Shares”) are not deemed to be varied by the creation or issue of further shares which confer rights that rank equally with the Existing Shares unless otherwise:

(a)	expressly provided by the terms of issue of the Existing Shares; or

(b)	required by the Act.

4.	COMMISSION AND BROKERAGE

(1)	The Company may pay brokerage or commission to a person in respect of that person or another person agreeing to take up shares in the Company.

(2)	Payments of brokerage or commission may include any or all of:

(a)	the payment of cash; or

(b)	the issue of Shares; or

(c)	the grant of options or other rights convertible to Shares; or

(d)	the issue of debentures; or

(e)	a combination of any of the above methods.

5.	BENEFICIAL OWNERSHIP OF SHARES

Except as required by law, the Operating Rules or as otherwise provided by this Constitution:

(1)	the Company shall not recognise any person as holding a Share on any trust; and

(2)	the Company is not bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest or any other right in respect of any Share or any other rights in respect of a Share except an absolute right of ownership in the registered holder.

6.	JOINT HOLDERS

If two (2) or more persons are registered as the holders of any Shares, they are considered to hold the Shares as joint tenants with benefit of survivorship subject to the following provisions:

(1)	the Company is not bound to register more than three (3) persons as the holders of the shares (except in the case of personal representatives of a deceased Member);

(2)	the joint holders of the shares are liable severally as well as jointly in respect of all payments which ought to be made in respect of the shares;

(3)	on the death of any one (1) of the joint holders, the survivor is the only person recognised by the Company as having any title to the shares but the Board may require evidence of death and the estate of the deceased joint holder is not released from any liability in respect of the shares;

(4)	any one (1) of the joint holders may give a receipt for any dividend, bonus or return of capital payable to the joint holders;

(5)	the person whose name appears first on the Register is the only joint holder entitled to receive notices from the Company and any notice given to that person is considered to be notice to all the joint holders;

(6)	the person whose name appears first on the Register is the only joint holder entitled to delivery of any certificate relating to the shares from the Company; and

(7)	any one (1) of the joint holder may vote at any meeting of the Company either personally or by properly authorised representative, proxy or attorney, in respect of the shares as if that joint holder was solely entitled to the shares. If more than one (1) of the joint holders are present personally or by properly authorised representative, proxy or attorney, on the vote of the joint holder whose name appears first in the Register counts.

7.	SHARE CERTIFICATES

(1)	The Directors may in their absolute discretion issue a certificate to a Member for Shares or other securities of the Company registered in the name of the Member.

(2)	During the Listed Period, if the Company participates, or to enable the Company to participate, in any computerised or electronic share transfer system introduced by or acceptable to ASX, the Directors may:

(a)	provide that Shares may be held in certificated or uncertificated form and make any provision they think fit, including for the issue or cancellation of certificates, to enable Members to hold Shares in uncertificated form and to convert between certificated and uncertificated holdings;

(b)	provide that some or all Members are not to be entitled to receive a share certificate in respect of some or all of the shares which the Members hold in the Company.

(3)	Subject to Article 11(4), the Directors may in their absolute discretion elect whether to maintain a certificated subregister for any class of Shares.

(4)	The Directors will maintain a subregister for any Restricted Securities.

(5)	Subject to the Listing Rules and the Operating Rules, Shares may be held on any subregister maintained by or on behalf of the Company.

(6)	Subject to the Listing Rules and the Operating Rules, the Directors may (and must if the Company is listed) order lost, worn out or defaced certificates to be cancelled and, if necessary (unless the securities are held as an uncertified holding), replaced by new certificates.

(7)	The Company must comply with the Act, and during the Listed Period with the Listing Rules and the Operating Rules (if the Company is bound by those Operating Rules), in issuing certificates, statements of holdings or other documents.

(8)	Despite any other provision in this Constitution, the Board must do all things it considers necessary, required or authorised by the law, the Listing Rules or the Operating Rules in connection with any computerised or electronic share transfer system.

8.	SALE OF NON-MARKETABLE PARCELS

(1)	Subject to Article 12(4) and during the Listed Period, a Member must not hold less than a Marketable Parcel of shares in the Company unless exempted from this provision by the Directors.

(2)	In this Article:

“Applicable Member” means a Member holding less than a Marketable Parcel in the Company;

“Notice Date” means the date on which the Company sends to an Applicable Member notification of Company’s Plan;

“Notice of Sale” means the notice sent to all Applicable Members on the Notice Date;

“Plan” means the provisions contained in this Article by which the Directors intend to sell the shares of any Applicable Member who does not wish to be exempted from the Plan;

“Specified Date” means the date upon which the Directors are entitled to offer for sale the shares held by the non-exempted Applicable Members, being a date not less than six (6) weeks after the Notice Date;

(3)	If the Directors determine to invoke this Article 12, the Directors shall be required to send a Notice of Sale to all Applicable Members to advise that the Company intends to invoke the Plan on the Specified Date mentioned in the Notice of Sale and to sell the Shares registered in the name of each such Applicable Member on behalf of each such Applicable Member.

(4)	If an Applicable Member does not wish to have its Shares sold in accordance with this Article 12, they must advise in writing delivered to the Office prior to the Specified Date that:

(a)	the Applicable Member wishes to be exempted from the provisions of this Article; or

(b)	the Applicable Member has purchased sufficient additional shares in the capital of the Company so as to increase its holding to least a Marketable Parcel.

(5)	If an Applicable Member has given written notice to the Company that it wishes its shares to be exempted from the Plan, the Applicable Member may at any time revoke or withdraw that notice and the provisions of this Article 12 shall apply thereafter to that Member.

(6)	If an Applicable Member does not advise the Company by the Specified Date that the provisions of this Article 12 are not to apply to the Shares registered in the name of the Applicable Member referred to in the Notice of Sale, any of those Shares may be sold by the Company.

(7)	Any Shares which may be sold pursuant to this Article may be sold on the terms, in the manner and at the time determined by the Directors (which may include by being bought back by the Company) and for the purposes of a sale pursuant to this Article each Applicable Member:

(a)	appoints the Company as the Applicable Member’s agent for the sale of the Shares held by the Applicable Member;

(b)	authorises the Company to effect on behalf of the Applicable Member a transfer of the Shares sold;

(c)	appoints the Company and its Directors jointly and severally as the attorneys for, in the name and on behalf of the Applicable Member, to execute any instrument or take any other steps as they or any of them may consider appropriate to transfer the Shares sold.

(8)	The title of the transferee to Shares acquired pursuant to this Article 12 is not affected by any irregularity or invalidity in connection with the sale of Shares to the transferee.

(9)	The proceeds of any sale of Shares pursuant to this Article 12 less any unpaid calls and interest (“Sale Consideration”) will be paid to the relevant Applicable Member or as that Applicable Member may direct.

(10)	The Sale Consideration received by the Company in respect of all Shares sold pursuant to this Article 12 (or payable by the Company in the case of the Shares being bought back by the Company under this Article) will be paid into a bank account opened and maintained by the Company for the purposes of this Article 12.

(11)	The Company will hold the Sale Consideration in trust for the Applicable Member whose Shares are sold or bought back pursuant to this Article 12 and will forthwith notify the Applicable Member in writing that the Sale Consideration in respect of the Applicable Member’s Shares has been received by the Company and is being held by the Company pending instructions from the Applicable Member as to how it is to be dealt with. Unless the Applicable Member has waived any entitlement it may have to a share certificate or certificates, the Member’s instruction, to be effective, must be accompanied by the share certificate or certificates to which the Sale Consideration relates or, if the certificate or certificates has or have been lost or destroyed, by a statement and undertaking.

(12)	Subject to the Act, the Company will bear all stamp duty, brokerage and government taxes and charges (except for tax on income or capital gains of the Applicable Member) associated with the sale of any Shares pursuant to this Article 12.

(13)	The Plan may only be invoked once in any 12 month period after its adoption or renewal.

(14)	If the Plan has been invoked and there is an announcement of a takeover offer or takeover announcement for Shares, no more sales of Shares may be made pursuant to this Article 12 until after the close of the offers made under the takeover offer or takeover announcement. The Plan may then be invoked again.

CALLS

1.	GENERAL

(1)	Subject to the Act and terms on which partly paid Shares are issued, the Directors may make calls on the Members in respect of any money unpaid on their Shares. Each Member is liable to pay the amount of each call in the manner, at the time and at the place specified by the Board. Joint holders of Shares are jointly and severally liable to pay all calls in respect of their Shares.

(2)	A call is taken to have been made when the resolution of the Directors authorising the call is passed. The call may be revoked or postponed at the discretion of the Board at any time prior to the date on which payment of the call is due. The non-receipt of a notice of any call by, or the accidental omission to give notice of any call to, any Member does not invalidate the call.

(3)	The Directors may require a call to be paid by instalments as provided in Article 14.

(4)	The Company must comply with the Act and the Listing Rules in relation to the dispatch and content of notices to Members on whom a call is made.

(5)	A Member to whom notice of a call is given in accordance with this Article 13 must pay to the Company the amount called in accordance with the notice.

2.	INSTALMENTS AND AMOUNTS WHICH BECOME PAYABLE

If:

(1)	the Directors require a call made under Article 13 to be paid by instalments; or

(2)	an amount becomes payable by the terms of issue of Shares on allotment, or at a time or in circumstances specified in the terms of issue,

then:

(3)	the amount is payable as if it were a call made by the Directors and as if they had given notice of it; and

(4)	the consequences of late payment or non-payment of the amount are the same as the consequences of late payment or non-payment of a call.

3.	INTEREST AND EXPENSES

If an amount called is not paid on or before the due date, the Member liable to pay the amount must also pay:

(1)	interest on the amount from the due date to the time of actual payment at a rate determined by the Directors (not exceeding 15% per annum); and

(2)	all expenses incurred by the Company as a consequence of the non-payment,

but the Directors may by resolution waive payment of the interest and expenses in whole or in part at their discretion.

4.	RECOVERY OF AMOUNTS DUE

On the hearing of any action for the recovery of money due for any call, proof that:

(1)	the name of the Member sued was, when the call was made, entered in the Register as a holder or the holder of the Shares in respect of which the call was made;

(2)	the resolution making the call is duly recorded in the Directors’ minute book; and

(3)	notice of the call was given to the Member sued,

will be conclusive evidence of the debt.

5.	DIFFERENTIATION

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of a call or calls.

6.	PAYMENT OF CALLS IN ADVANCE

(1)	The Directors may accept from a Member the whole or part of the amount unpaid on a Share before the amount accepted has been called.

(2)	The Company may:

(a)	pay interest on any amount accepted, until the amount is payable under a call and at a rate (not exceeding 15% per annum) agreed between the Member and the Directors; and

(b)	subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the Share.

(3)	Payment of an amount in advance of a call does not entitle the paying Member to any dividend, benefit or advantage, other than the payment of interest under this Article 18, to which the Member would not have been entitled if it had paid the amount when it became due.

LIEN AND FORFEITURE

1.	LIEN

(1)	To the extent permitted by the Act and the Listing Rules (during the Listed Period), the Company has a first and paramount lien on each Share registered in the name of the Member and dividends payable in respect of each such Share for all money:

(a)	due and unpaid to the Company at a fixed time, in respect of the Share;

(b)	presently payable by a holder or the holder of the Share, or the holder’s estate, to the Company in respect of the Share; or

(c)	which the Company is required by law to pay (and has paid) in respect of the Share.

(2)	The lien extends to reasonable interest and expenses incurred because the amount is not paid.

(3)	If any law for the time being of any country, state or place imposes or purports to impose an immediate or contingent liability on the Company to make any payment or authorises a taxing authority or Government official to require the Company to make payment in respect of Shares or dividends or other moneys accruing due to the Member who holds the Shares:

(a)	the Member or, if the Member is deceased, the Member’s legal personal representative, indemnifies the Company in respect of such payment or liability; and

(b)	subject to the Act and the Listing Rules (during the Listed Period), the Company:

(i)	has a lien on the Shares and dividends and other moneys payable in respect of the Shares, whether the Shares are held by the Member solely or jointly with another person in respect of any payment made or liability incurred by the Company, together with reasonable expenses and interest on any payment made by the Company at a rate to be fixed by the Directors not exceeding 15% per annum from the date of payment by the Company to the date of repayment by the Member;

(ii)	may set off amounts so paid by the Company against amounts payable by the Company to the Member as dividends or otherwise; and

(iii)	may recover as a debt due from the Member or its legal personal representative the amount of all payments made by the Company together with reasonable expenses and interest at the rate and for the period referred to in Article 19(3)(b)(i).

(4)	The Company may do all things which the Directors think necessary or appropriate to do under the Operating Rules and the Listing Rules to enforce or protect the Company’s lien.

(5)	Unless the Directors determine otherwise, the registration of a transfer of a Share operates as a waiver of the Company’s lien on the Share.

(6)	The Directors may declare a Share to be wholly or partly exempt from a lien.

2.	LIEN SALE

If:

(1)	the Company has a lien on a Share for money presently payable;

(2)	the Company has given the Member or the Member’s executors or administrators (as the case may be) holding the Share written notice demanding payment of the money; and

(3)	that Member fails to pay all of the money demanded,

then 14 or more days after giving the notice, the Directors may, if the Listing Rules permit, sell the Share in any manner determined by them.

3.	FORFEITURE NOTICE

(1)	The Directors may at any time after a call or instalment becomes payable and remain unpaid by a Member serve a notice on the Member requiring the Member to pay:

(a)	the unpaid amount;

(b)	any interest that has accrued; and

(c)	all expenses incurred by the Company as a consequence of the non-payment.

(2)	The notice under Article 21(1) must:

(a)	specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and

(b)	state that a Member does not comply with the notice, the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

4.	FORFEITURE

(1)	If a Member fails to comply with a notice served under Article 21, then any or all of the Shares in respect of which the notice was given may be forfeited pursuant to a resolution of the Directors.

(2)	Unpaid dividends in respect of forfeited Shares will also be forfeited.

(3)	On forfeiture, Shares become the property of the Company and forfeited Shares must be:

(a)	disposed of, or cancelled, (subject to the Listing Rules, the Act and other applicable law) on terms determined by the Directors; or

(b)	offered by public auction in accordance with any requirements of the Listing Rules.

(4)	The Directors may, at any time before a forfeited Share is sold, disposed of or cancelled, annul the forfeiture of the Share on conditions determined by them.

(5)	Promptly after a Share has been forfeited:

(a)	notice of the forfeiture must be given to the Member in whose name the Share was registered immediately before its forfeiture; and

(b)	the forfeiture and its date must be noted in the Register.

(6)	Omission or neglect to give notice of or to note the forfeiture as specified in Article 22(5) will not invalidate a forfeiture.

5.	LIABILITY OF FORMER MEMBER

(1)	The interest of a person who held Shares which are forfeited Shares is extinguished but, subject to the Listing Rules, the former Member remains liable to pay:

(a)	all money (including interest and expenses) that was payable by the Member to the Company as at the date of forfeiture in respect of the forfeited Shares; and

(b)	interest from the date of forfeiture until payment at a rate determined by the Directors (not exceeding 15% per annum).

(2)	A former Member’s liability to the Company ceases if and when the Company receives payment in full of all money (including interest and expenses) payable by the former Member in respect of the forfeited Shares. The liability may only be released or waived in accordance with the Listing Rules.

6.	DISPOSAL OF FORFEITED SHARES

(1)	The Company may:

(a)	receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share; and

(b)	effect a transfer of the Share in favour of a person to whom the Share is sold or disposed of.

(2)	The purchaser of the forfeited Share:

(a)	is not bound to check the regularity of the sale or the application of the purchase price;

(b)	obtains title to the Share despite any irregularity in the sale; and

(c)	will not be subject to complaint or remedy by the former holder of the Share in respect of the purchase.

(3)	A statement in writing signed by two Directors or a Director and the Secretary stating that a Share has been forfeited and sold or reissued or sold without forfeiture to enforce a lien, is prima facie evidence of the forfeiture of the Share and the right of the Company to sell, re- issue or dispose of that Share.

(4)	The net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:

(a)	in payment of the costs of the sale;

(b)	in payment of all amounts secured by the lien or all money that was payable in respect of the forfeited Share; and

(c)	in payment of any surplus to the former Member whose Share was sold.

TRANSFER OF SHARES

1.	GENERAL

(1)	Subject to this Constitution (and in particular but not limited to Article 94), a Member may transfer Shares held by that Member.

(2)	If a Member is able to transfer Shares then, subject to Article 25(3), Shares may be transferred by:

(a)	a written transfer instrument in any usual or common form; or

(b)	any other form approved by the Directors.

(3)	During the Listed Period and at the discretion of the Directors:

(a)	the Company may participate in any computerised or electronic system for market settlement, securities transfer and registration conducted in accordance with the Act, the Listing Rules and the Operating Rules.

(b)	if the Company participates in a system of the kind described in Article 25(3)(a), then despite any other provision of the Constitution:

(i)	Shares may be transferred, and transfers may be registered, in any manner required or permitted by the Listing Rules or the Operating Rules applying in relation to the system;

(ii)	the Company must comply with and give effect to the Listing Rules or the Operating Rules; and

(iii)	the Company may, in accordance with the Listing Rules or the Operating Rules, decline to issue certificates for holdings of Shares.

(4)	A written transfer instrument must be:

(a)	executed by the transferor;

(b)	unless the Directors decide otherwise in the case of a fully paid Share, executed by the transferee, and

(c)	in the case of a transfer of partly paid Shares, endorsed or accompanied by an instrument executed by the transferee or by the transferee’s broker to the effect that the transferee agrees to accept the Shares subject to the terms and conditions on which the transferor held them, to become a Member and to be bound by the Constitution.

(5)	Subject to the Act, the written transfer instrument may comprise two (2) documents.

(6)	Except as provided by any applicable Operating Rules of a CS Facility:

(a)	a transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Shares;

(b)	a transfer of Shares does not pass the right to any dividends on the Shares until such registration.

2.	TRANSFER PROCEDURE

(1)	For a transfer of Shares that is not a transfer to be effected through a prescribed CS Facility:

(a)	the written transfer instrument must be left at the Office or another place acceptable to the Company;

(b)	the instrument must be accompanied by a certificate for the Shares dealt with in the transfer where a certificate has been issued, unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate;

(c)	the Directors may, if the Listing Rules permit, require other evidence of the transferor’s right to transfer the Shares; and

(d)	the Directors may, if permitted by the Listing Rules, the Act and applicable law, charge a fee for such transfer.

(2)	For a transfer of a Share that is a transfer to be effected through a prescribed CS Facility a Share transfer must be effected in accordance with the Listing Rules and the Operating Rules.

3.	RIGHT TO REFUSE REGISTRATION

(1)	At times other than during the Listed Period, the Directors may in their absolute discretion refuse to register any transfer of Shares or other securities.

(2)	During the Listed Period, the Directors may in their absolute discretion refuse to register any transfer of Shares or other securities in any circumstances permitted by the Listing Rules, including a transfer not to be effected through a prescribed CS Facility that fails to comply with Article 26(1).

(3)	If permitted to do so by the Listing Rules, the Directors may:

(a)	request any applicable CS Facility Operator to apply a holding lock to prevent a transfer of shares in the Company from being registered on the CS Facility’s subregister; or

(b)	refuse to register any transfer where the Company is, or the Directors are, required to do so by the Listing Rules; or

(c)	refuse to register any transfer to which Article 27(3)(a) does not apply.

(4)	Despite Articles 27(2) and 27(3), if the transfer is to be effected through a prescribed CS Facility, the Company must comply with the Operating Rules of the CS Facility in respect of that transfer and must not refuse or fail to register or give effect to, or delay or in any way interfere with it.

(5)	Subject to Article 27(4), and during the Listed Period, Restricted Securities are to be dealt with in accordance with Article 94.

(6)	If a person has lodged a transfer which the Directors have refused to register, the Company must, within 5 Business Days after the date of lodgement, give to the lodging person written notice of the refusal and the reasons for it.

4.	PROPORTIONAL TAKEOVER BIDS

(1)	Definitions

In this Article 28:

“approving resolution” has the same meaning as in section 648D(1) of the Act; “approving resolution deadline” has the meaning specified in section 648D(2) of the Act; “associate” has the meaning specified in Part 1.2 Division 2 of the Act;

“proportional takeover bid” has the meaning specified in section 9 of the Act.

(2)	Prohibition on registration of transfer unless takeover scheme approved

Where an offer has been made under a proportional takeover bid in respect of Shares included in a class of Shares, the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the proportional takeover bid is prohibited unless and until a resolution to approve the proportional takeover bid is passed in accordance with the provisions of this Constitution.

(3)	Approving resolution

An approving resolution is to be voted on at a meeting, convened and conducted by the Company of the persons entitled to vote on the approving resolution under section 648D(1)(b) of the Act.

(4)	Entitlement to vote on approving resolution

A person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the proportional takeover bid was made, held Shares included in that class is entitled to vote on an approving resolution and, for the purposes of so voting, is entitled to one (1) vote for each of those Shares.

(5)	Bidder and associates not entitled to vote

The bidder or an associate of the bidder is not entitled to vote on an approving resolution.

(6)	Approving resolution passed

An approving resolution is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 50%, and otherwise is taken to have been rejected.

(7)	General meeting provisions to apply

The provisions of this Constitution that apply to a general meeting of the Company apply, with any modifications as the circumstances require, to a meeting that is convened pursuant to Article 28 and apply as if that meeting was a general meeting of the Company.

(8)	Meeting to be held before approving resolution deadline

Where takeover offers have been made under a proportional takeover bid, the Directors must ensure that a resolution to approve the proportional takeover bid is voted on in accordance with Article 28 before the approving resolution deadline in relation to the proportional takeover bid.

(9)	Notice as to whether approving resolution is passed

Where an approving resolution to approve a proportional takeover bid is voted on, in accordance with Article 28, before the approving resolution deadline in relation to the proportional takeover bid, the Company must, on or before the approving resolution deadline:

(a)	give to the bidder; and

(b)	serve on ASX,

a notice in writing stating that an approving resolution for the proportional takeover bid has been voted on and that the approving resolution has been passed, or has been rejected, as the case requires.

(10)	Approving resolution deemed to have been passed

Where, as at the end of the day before the approving resolution deadline in relation to a proportional takeover bid under which offers have been made, no resolution to approve the proportional takeover bid has been voted on in accordance with Article 28, an approving resolution to approve the proportional takeover bid is, for the purposes of Article 28, deemed to have been passed in accordance with this Article 28.

(11)	Effect of this clause

This Article 28 ceases to have effect on the third anniversary of the date of its adoption or of its most recent renewal. For the purposes of this Article 28(11) adoption by the Company of this Constitution constitutes and adoption of Article 28.

TRANSMISSION OF SHARES

1.	TITLE & TRANSMISSION ON DEATH

Title

(1)	The legal personal representative of a deceased Member who was the sole holder of Shares is the only person whom the Company will recognise as having any title to the deceased Member’s Shares.

(2)	If a deceased Member was a joint holder of Shares, the other joint holder is the only person who the Company will recognise as having any title to the deceased Member’s Shares.

(3)	The estate of a deceased Member will not be released from any liability to the Company in respect of the Shares.

(4)	The Company may register or give effect to a transfer to a transferee who dies before the transfer is registered.

Entitlement to transmission

(5)	A person who becomes entitled to a Share in consequence of the death, mental illness or bankruptcy of a Member may, subject to Article 26 and to producing to the Company evidence of its entitlement which is satisfactory to the Directors, elect to:

(a)	be registered as the holder of the Share; or

(b)	transfer the Share to some other person nominated by it.

(6)	If the person who has become entitled to a Share:

(a)	elects to be registered as the holder, then the person must deliver or send to the Company a written notice of election signed by him or her; or

(b)	elects to transfer the Share, then the person must effect a transfer of the Share.

(7)	An election to be registered as a holder of a Share under Article 29(5)(a) or a transfer of a Share from a Member or deceased Member under this Article 29 is subject to the same limitations, restrictions and provisions of this Constitution as would apply if the election were a transfer or the transfer were made by the Member or deceased Member himself or herself.

(8)	A person who:

(a)	has become entitled to a Share by operation of law; and

(b)	has produced evidence of its entitlement which is satisfactory to the Directors,

is entitled to the dividends and the rights of the registered holder of the Share.

(9)	Where two (2) or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they will be considered to be joint holders of the Share.

CHANGES TO SHARE CAPITAL

1.	CONSOLIDATION, SUBDIVISION OR ENTITLEMENT ON PRO-RATA ISSUE

For the purpose of giving effect to any consolidation or subdivision of Shares, or an entitlement to participate in a pro-rata issue arising from Shares, the Directors may, subject to the Operating Rules, settle any difficulty which arises with respect to fractions of Shares at their discretion in any manner that they think expedient.

GENERAL MEETINGS

1.	CONVENING

(1)	Any two (2) Directors may call a meeting of Members.

(2)	The Directors must convene annual general meetings in accordance with the Act, to be held by the Company at times to be determined by the Directors.

(3)	Members may also requisition or convene general meetings in accordance with the procedures for Member-initiated meetings set out in the Act.

2.	NOTICE

(1)	Subject to Article 32(3), Members must be given at least twenty-one (21) days written notice (inclusive of the day on which the notice is served or taken to be served and exclusive of the day for which notice is given) of a general meeting.

(2)	General meetings may be called on less than twenty-one (21) days’ notice in accordance with the procedures set out in the Act.

(3)	During the Listed Period, members must be given at least twenty-eight (28) days written notice, or such other period of written notice as prescribed by the Listing Rules, (inclusive of the day on which the notice of served or taken to be served and exclusive of the day for which notice is given) of a general meeting.

(4)	A notice convening a general meeting must:

(a)	specify the place, date and time of the meeting (and if the meeting is to be held in two (2) or more places, the technology that will be used to facilitate this);

(b)	state the general nature of the business to be transacted at the meeting;

(c)	specify a place and facsimile number and may specify an electronic address for the purposes of proxy appointments; and

(d)	comply with any other requirements of the Act.

3.	BUSINESS

(1)	The business of an annual general meeting will be to:

(a)	consider the annual financial report and report of the Directors and Auditor required by the Act;

(b)	elect Directors, including Directors appointed to fill a casual vacancy in accordance with this Constitution;

(c)	re-elect Directors who retire by rotation in accordance with this Constitution and the Listing Rules who, being eligible, offer themselves for re-election;

(d)	where relevant, appoint and fix the remuneration of the Auditor; and

(e)	transact any other business which under this Constitution may be transacted at a general meeting.

(2)	The Chairperson of an annual general meeting must allow a reasonable opportunity for the Members as a whole at the meeting to:

(a)	ask questions about or make comments on the management of the Company;

(b)	ask the Auditor or his or her representative questions relevant to the conduct of the audit and the preparation and contents of the Auditor’s report for the Company;

(c)	the Directors may postpone or cancel any general meeting (other than a meeting convened as the result of a requisition under Article 31(3)) at any time before the day of the meeting; and

(d)	the Directors must give notice of the postponement or cancellation to all persons entitled to receive notices from the Company.

(3)	An accidental omission to send a notice of a general meeting (including a proxy appointment form) or the postponement of a general meeting to any Members or the non-receipt of a notice (or form) by any Member does not invalidate the proceedings at or any resolution passed at the general meeting.

PROCEEDINGS AT GENERAL MEETINGS

1.	MEMBER

In Articles 35, 36, 39 and 44, “Member” includes a Member present in person or by proxy, attorney or Representative.

2.	QUORUM

(1)	No business may be transacted at a general meeting unless a quorum of Members is present when the meeting proceeds to business.

(2)	A quorum of Members is two (2) Members.

(3)	If a quorum is not present within thirty (30) minutes after the time appointed for a meeting:

(a)	the meeting is automatically dissolved if it was convened by or on the requisition of Members; or

(b)	in any other case:

(i)	it will stand adjourned to the same time and place seven (7) days after the meeting, or to another day, time and place determined by the Directors; and

(ii)	if at the adjourned meeting a quorum is not present within thirty (30) minutes after the time appointed for the meeting, the meeting is automatically dissolved.

3.	CHAIRPERSON

(1)	The Chairperson, or, in the Chairperson’s absence, the deputy Chairperson, of Directors’ meetings will be the Chairperson at every meeting of Members.

(2)	If:

(a)	there is no Chairperson or deputy Chairperson; or

(b)	neither the Chairperson nor deputy Chairperson is present within fifteen (15) minutes after the time appointed for holding the meeting; or

(c)	the Chairperson and deputy Chairperson are unwilling to act as Chairperson of the meeting.

the Directors present may elect a Chairperson.

(3)	If no election is made pursuant to Article 36(2), then:

(a)	the Members may elect one (1) of the Directors present as Chairperson; or

(b)	if no Director is present or is willing to take the chair, the Members may elect one (1) of the Members present as Chairperson.

(4)	If there is a dispute at a general meeting about a question of procedure, the Chairperson may determine the question.

4.	GENERAL CONDUCT

The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting will be determined by the Chairperson, including the procedure for the conduct of the election of Directors, provided that no more than one director may be elected by the passing or approval of a single resolution (unless a prior resolution approving the election of more than one director by a single resolution has been passed or approved at that meeting) and in any event cumulative voting on a resolution or resolutions to elect one or more directors will not be permitted.

5.	ADJOURNMENT

(1)	The Chairperson of a meeting at which a quorum is present:

(a)	in his or her discretion may adjourn a meeting with the meeting’s consent; and

(b)	must adjourn a meeting if the meeting directs him or her to do so.

(2)	An adjourned meeting may take place at a different venue from the initial meeting.

(3)	The only business that can be transacted at an adjourned meeting is the unfinished business of the initial meeting.

(4)	If a general meeting has been adjourned for more than thirty (30) days, notice of the adjourned meeting must be given to Members as if it were an original meeting, but otherwise it is not necessary to give notice of an adjourned meeting or the business of the adjourned meeting.

(5)	A poll cannot be demanded on any resolution concerning the adjournment of a meeting except by the Chairperson.

6.	DECISIONS

(1)	Subject to the Act in relation to Special Resolutions, a resolution is carried if a majority of the votes cast on the resolution are in favour of the resolution.

(2)	A resolution, other than a procedural resolution which shall include the election of a Chairperson, put to the vote of a meeting is decided by a poll in accordance with the Act unless otherwise determined by the Chairperson.

(3)	Notwithstanding Article 39(2), a poll may be demanded at the times and in the circumstances permitted by the Act. The demand for a poll may be withdrawn.

(4)	If a resolution is determined by a show of hands:

(a)	a declaration by the Chairperson that a resolution has been carried, carried by a specified majority, or not passed; and

(b)	an entry to that effect in the minutes of the meeting,

is conclusive evidence of the fact without proof of the number or proportion of the votes in favour of or against the resolution.

(5)	A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.

7.	TAKING A POLL

(1)	Subject to Article 40(5), a poll will be taken when and in the manner that the Chairperson directs.

(2)	The result of the poll will determine whether the resolution on which the poll was demanded is carried or lost.

(3)	The Chairperson may determine any dispute about the admission or rejection of a vote, and such determination, if made in good faith, will be final and conclusive.

(4)	A poll cannot be demanded on any procedural resolution, including a resolution concerning the election of the Chairperson of a meeting.

(5)	A poll demanded by the Chairperson of any resolution concerning the adjournment of a meeting must be taken immediately.

(6)	After a poll has been demanded at a meeting, the meeting may continue for the transaction of business other than the question on which the poll was demanded.

8.	CASTING VOTE OF CHAIRPERSON

The Chairperson does not have a casting vote (in addition to the Chairperson’s vote(s) as a Member, proxy, attorney or Representative) on a show of hands or on a poll.

9.	OFFENSIVE MATERIAL

The Chairperson may refuse a person admission to, or require the person to leave and not return to, a meeting if the person:

(1)	refuses to permit examination of any Article in the person’s possession; or

(2)	is in possession of any:

(a)	electronic or recording device;

(b)	placard or banner; or

(c)	other article,

which the Chairperson considers to be dangerous, offensive or liable to cause disruption.

10.	AUDITOR’S RIGHT TO BE HEARD

The Auditor may:

(1)	attend any general meeting of the Company;

(2)	be heard at any general meeting of the Company on any part of the business of the meeting that concerns the Auditor in his or her capacity as auditor, even if:

(a)	the Auditor retires at the meeting;

(b)	Members pass a resolution to remove the Auditor from office; and

(3)	authorise a person in writing to attend and speak at any general meeting as the Auditor’s representative.

VOTES OF MEMBERS

1.	ENTITLEMENT TO VOTE

(1)	Subject to this Constitution (including without limitation Article 94) and to any rights or restrictions attaching to any class of Shares:

(a)	every Member may vote;

(b)	subject to Article 48(3) and the Act, on a show of hands every Member has one (1) vote;

(c)	on a poll every Member has:

(i)	for each fully paid Share held by the Member, one (1) vote; and

(ii)	for each partly paid Share held by the Member, a fraction of a vote equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) on the Share.

(2)	If a Member is of unsound mind or is a person whose estate or property had had a personal representative, trustee or other person appointed to administer it, the Member’s personal representative, trustee or other person with the management of the Member’s estate or property may exercise any rights of the Member in relation to a meeting of Members as if the personal representative, trustee or other person was a Member.

(3)	The Directors may determine that, for any general meeting or class meeting, a Member who is entitled to attend and vote at that meeting may submit a direct vote, and in connection therewith:

(a)	The Directors may determine the Member’s rights attaching to a “direct vote” for the purposes of any general meeting or class meeting;

(b)	A “direct vote” includes a vote delivered to the Company by post, facsimile, electronic notification or any other means approved by the Directors; and

(c)	The Directors may specify the form, method and timing of giving a “direct vote” in respect of any general meeting or class meeting, and any other requirements, in order for a direct vote to be valid at that meeting.

2.	UNPAID CALLS

A Member is entitled to:

(1)	vote; and

(2)	be counted in a quorum,

only in respect of Shares on which all calls due and payable have been paid.

3.	JOINT HOLDERS

(1)	If two or more joint holders purport to vote, the vote of the joint holder whose name appears first in the Register will be accepted, to the exclusion of the other joint holder or holders.

(2)	For the purposes of this Article 46, several executors or administrators of a deceased Member in whose sole name any Shares are registered will be taken to be joint holders of those Shares.

4.	OBJECTIONS AND LISTING RULES

(1)	An objection to the qualification of a voter may only be raised at the meeting or adjourned meeting at which the voter tendered its vote.

(2)	An objection must be referred to the Chairperson of the meeting, whose decision made in good faith is final.

(3)	Subject to Article 47(4), a vote which the Chairperson does not disallow pursuant to an objection is valid for all purposes.

(4)	A vote which the Listing Rules require the Company to disregard is not valid.

5.	VOTES BY PROXY

(1)	Subject to Article 49(1), a Member who is entitled to vote at a meeting of the Company may appoint not more than two proxies to attend and vote at the meeting on that Member’s behalf.

(2)	If a Member appoints one (1) proxy, that proxy may, subject to the Act, vote on a show of hands.

(3)	If a Member appoints two proxies neither proxy may vote on a show of hands.

(4)	A proxy may demand or join in demanding poll.

(5)	A proxy vote which the Listing Rules or the Act require the Company to disregard is not valid.

6.	INSTRUMENT APPOINTING PROXY

(1)	A Member who is entitled to vote at a meeting may appoint:

(a)	one (1) proxy if the Member is only entitled to one (1) vote; and

(b)	one (1) or two proxies if the Member is entitled to more than one (1) vote.

(2)	A Member who is a natural person may appoint a proxy by a written appointment signed by the appointor or the appointor’s attorney duly authorised in writing.

(3)	A Member which is a corporation may appoint a proxy by a written appointment executed in accordance with section 127 of the Act or the appointor’s attorney duly authorised in writing.

(4)	A proxy need not be a Member.

(5)	a Member appoints two proxies, the appointment may specify the proportion or number of votes that each proxy may exercise. If the appointment does not specify a proportion or number, each proxy may exercise half of the votes in which case any fraction of votes will be disregarded.

(6)	(a)	Except as permitted by the Directors or Chairperson, a form of appointment of proxy is only valid if it complies with the requirements of the Act.

(b)	Schedule 1 sets out a form of appointment of proxy approved by the Directors. The Directors may approve other forms of appointment of proxies, and a form of appointment of proxy accompanying a notice of meeting issued by the Company is deemed to be an approved form of appointment of proxy. The form of appointment of proxy set out in Schedule 1 may be amended to incorporate such voting exclusions and prohibitions as considered necessary by the Company.

(7)	A proxy may vote or abstain as he or she chooses except to the extent that an appointment of the proxy indicates the manner in which the proxy will vote on any resolution. The proxy must vote or abstain on a poll or show of hands in accordance with any instructions on the appointment.

(8)	A proxy’s appointment is valid at an adjourned meeting.

(9)	The appointment of a proxy or attorney is not revoked by the appointor attending or taking part in the meeting but the proxy or attorney appointed by the appointor is not permitted to speak or vote, and must not vote, on resolutions while the appointor is in attendance or participates.

7.	PROXY IN BLANK

If an instrument of proxy is signed by the Member but does not name the proxy or proxies in whose favour it is given, the Chairperson may either act as proxy or complete the instrument of proxy by inserting the name of one (1) or more Directors or the Secretary.

8.	LODGEMENT OF PROXY

(1)	Subject to Article 51(3), the written appointment of a proxy must be received by the Company, at least 48 hours (unless otherwise specified in the notice of meeting to which the proxy relates) before:

(a)	the time for holding the meeting or adjourned meeting at which the appointee proposes to vote; or

(b)	the taking of a poll on which the appointee proposes to vote.

(2)	If the appointment purports to be executed under a power of attorney or other authority, the original document or a notarially certified copy of it must be forwarded with the appointment.

(3)	The Company receives an appointment of a proxy and any power of attorney or other authority under which it was executed when they are received at:

(a)	the Office;

(b)	a facsimile number at the Office; or

(c)	a place, facsimile number or electronic address specified for that purpose in the notice of meeting.

9.	VALIDITY

A vote cast in accordance with an appointment of proxy or power of attorney is valid even if before the vote was cast the appointor:

(1)	died;

(2)	became of unsound mind;

(3)	revoked the proxy or power; or

(4)	transferred the Shares in respect of which the vote was cast,

unless any written notification of the death, unsoundness of mind, revocation or transfer was received by the Company before the relevant meeting or adjourned meeting.

10.	REPRESENTATIVES OF CORPORATIONS

(1)	Any Member which is a corporation may appoint an individual as its Representative as provided by the Act.

(2)	The Chairperson of a general meeting may permit a person claiming to be a Representative to exercise his or her powers even if he or she has not produced a certificate evidencing his or her appointment.

(3)	The appointment of a Representative may set out restrictions on the Representative’s powers.

APPOINTMENT AND REMOVAL OF DIRECTORS

1.	NUMBER OF DIRECTORS

(1)	Subject to the Act, the Company may by resolution passed at a general meeting increase or reduce the number of Directors.

(2)	Until the Company by resolution resolves otherwise there will be:

(a)	a minimum of three (3) Directors;

(b)	a minimum of two (2) Director ordinarily resident in Australia; and

(c)	a maximum of 12 Directors.

(3)	The Directors and Secretary in office as at the date this Constitution is adopted by the Company continue in office subject to this Constitution.

2.	QUALIFICATION

Neither a Director nor an Alternate Director has to hold any Shares, but a Director (and an Alternate Director when acting as a Director) is entitled to notice of and to attend and speak at all general meetings and at every meeting of the holders of Shares of any class of Shares.

3.	POWER TO REMOVE AND APPOINT

(1)	The Company may, subject to the Act, by resolution passed in general meeting:

(a)	remove any Director before the end of the Director’s term of office; and

(b)	appoint another person in the Director’s place.

(2)	A person appointed under Article 56(1)(b) will hold office for the remainder of the term for which the Director replaced would have held office if the Director had not been removed.

(3)	Subject to the provisions of this Constitution, the Company may appoint a person as a Director by resolution passed in a general meeting.

(4)	Any person elected as a Director by Members in a general meeting is not considered to have been appointed to fill a casual vacancy for the purposes of this Constitution.

(5)	If the conduct or position of any Director is such that continuance in office appears to the majority of the Directors to be prejudicial to the interests of the Company, a majority of Directors at a meeting of the Directors specifically convened for that purpose may suspend that Director.

(6)	Within 14 days of the suspension, the Directors must call a general meeting, at which the Members may either confirm the suspension and remove the Director from office in accordance with Article 56(1)(a) or annul the suspension and reinstate the Director.

4.	ADDITIONAL AND CASUAL DIRECTORS

(1)	Subject to Article 54, the Directors may appoint any person as a Director to fill a casual vacancy or as an addition to the existing Directors.

(2)	A Director appointed under Article 57(1) will hold office until the next annual general meeting of the Company when the Director may be elected but will not be taken into account in determining the number of Directors who must retire by rotation.

5.	FILLING VACATED OFFICE

(1)	If a Director retires at a general meeting, the Company may by ordinary resolution of Members elect a person to fill the vacated office.

(2)	If the vacated office is not filled and the retiring Director has offered himself or herself for re- election, the retiring Director will be considered to have been re-elected unless, at the meeting at which he or she retires:

(a)	it is resolved not to fill the vacated office; or

(b)	a resolution for the re-election of the Director is put and lost.

6.	RETIREMENT BY ROTATION

(1)	Subject to the Listing Rules and Article 76(6), at each annual general meeting one-third of the Directors (other than the Managing Director) or, if their number is not a multiple of three (3), then the number nearest to but not more than one-third of the Directors must retire from office.

(2)	The Directors to retire by rotation at an annual general meeting:

(a)	are those Directors who have been longest in office since their last election or appointment; or

(b)	if multiple Directors who have been longest in office since their last election or appointment were previously elected or appointed on the same day, those Directors may agree among themselves or determine by lot which of them must retire.

(3)	Subject to Article 76(6), a Director must retire from office at the conclusion of the third annual general meeting after the Director was last elected, even if his or her retirement results in more than one-third of all Directors retiring from office.

(4)	A retiring Director will be eligible for re-election.

(5)	Where a Director who has previously served as a Director, has retired (other than by rotation in accordance with this Article 59) and has subsequently been appointed as a Director on a later date, that Director is taken to have commenced their time in office as at the last date on which they were appointed as a Director of the Company. For the avoidance of doubt, this Article 59(4) applies where a Director is appointed to fill an executive office in the Company (including Managing Director) and subsequently transitions from that executive office to the position of a non-executive Director.

7.	NOMINATION OF DIRECTOR

(1)	A person is not eligible for election as a Director at a general meeting unless:

(a)	the person is a Director retiring under Article 57(2) and is seeking election; or

(b)	the person is a Director retiring by rotation under Article 59 and is seeking re-election; or

(c)	the person has been nominated by the Directors for election at that meeting; or

(d)	the person is proposed by at least fifty (50) Members, or Members holding between them at least five percent (5%) of the votes that may be cast at a general meeting and such Members serve a notice at the Office which nominates the person.

(2)	A notice given in accordance with Article 60(1) must be left at the Office not less than thirty (30) Business Days before the relevant general meeting.

8.	VACATION OF OFFICE

(1)	The office of a Director immediately becomes vacant if the Director:

(a)	ceases to be a Director by virtue of the Act;

(b)	is prohibited by the Act from holding office or continuing as a Director;

(c)	is prohibited from holding or is removed from the office of Director by an order made under the Act;

(d)	becomes bankrupt or makes any general arrangement or composition with his or her creditors;

(e)	cannot manage the Company because of his or her mental incapacity and is a person whose estate or property has had a personal representative or trustee appointed to administer it;

(f)	resigns from his or her office as Director by notice in writing to the Company;

(g)	is removed by a resolution of the Company; or

(h)	not being engaged abroad on the business of the Company, is absent from Director’s meetings for three (3) consecutive months without leave of absence from the Directors.

(2)	A Director who holds any executive office in the Company (including the office of Managing Director) ceases to be a Director when he or she ceases to hold the executive office, unless otherwise determined by the Board.

(3)	A person ceasing to be a Director by virtue of the provisions of Article 61(2) will not thereby be rendered ineligible for appointment or election as a Director under any Article other than Article 76.

REMUNERATION OF DIRECTORS

1.	REMUNERATION OF NON-EXECUTIVE DIRECTORS

(1)	Subject to the Listing Rules, the Directors (other than an Executive Director) may collectively be paid as remuneration for their services a fixed sum not exceeding the aggregate maximum sum applicable as at the time of adoption of this Constitution or subsequently as from time to time determined by the Company in a general meeting.

(2)	The notice convening a general meeting at which it is proposed that Members approve an increase of the aggregate maximum sum must state the amount of the increase and the aggregate maximum sum, and any other matters required by the Listing Rules.

(3)	Subject to the Listing Rules, the aggregate maximum sum will be divided among the Non- Executive Directors in such proportion and manner as the Directors agree and, in default of agreement, equally.

(4)	Non-Executive Directors may not be paid a commission on or a percentage of profits or operating revenue.

(5)	If a Non-Executive Director is required to perform services for the Company which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may pay the Director a fixed sum determined by the Directors in addition to or instead of the Director’s remuneration under Article 62(1).

(6)	The Non-Executive Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the Company’s business.

(7)	The Company may also pay a premium in respect of a contract insuring a person who is or has been a Non-Executive Director against liability incurred by the person as a Director, except in circumstances prohibited by the Act.

2.	REMUNERATION OF EXECUTIVE DIRECTORS

(1)	The remuneration of an Executive Director may from time to time be fixed by the Directors. The remuneration may be by way of salary or commission or participation in profits or by all or any of these modes but may not be by commission on, or a percentage of, operating revenue.

(2)	The Company may pay a premium in respect of a contract insuring a person who is or has been an Executive Director against liability incurred by the person as a Director, except in circumstances prohibited by the Act.

3.	BENEFIT TO RETIRING DIRECTORS

(1)	The Directors may:

(a)	pay a gratuity, pension or allowance, on retirement or other vacation of office, to or for the benefit of a Director or to his or her spouse or dependants; and

(b)	make contributions to any fund and pay any premiums for the purchase or provision of any such gratuity, pension or allowance;

in the circumstances provided in, and subject to the approval of Members if so required by the Act.

(2)	The Directors may enter into a contract or arrangement with a prospective, present or former Director for the payment of benefits or the making of contributions of the kinds referred to in Article 64(1).

(3)	The Directors may establish or support or assist in the establishment or support of funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to the Directors.

4.	POWERS AND DUTIES OF DIRECTORS

(1)	The business of the Company is managed by or under the direction of the Directors who may exercise all powers of the Company that this Constitution, the Act or the Listing Rules do not require to be exercised by the Company in general meeting.

(2)	Without limiting the generality of Article 65(1), the Directors may exercise all the power of the Company to:

(a)	borrow money;

(b)	charge any property or business of the Company or all or any of its uncalled capital;

(c)	issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person; and

(d)	guarantee or to become liable for the payment of money or the performance of any obligation by or of any other person.

PROCEEDINGS OF DIRECTORS

1.	DIRECTORS’ MEETINGS

(1)	The Chairperson, the deputy Chairperson, or any one Director may at any time, and the Secretary must on the request of the Chairperson, the deputy Chairperson, or any one Director, call a meeting of the Directors.

(2)	An accidental omission to send a notice of a meeting of Directors to any Director or the non- receipt of such a notice by any Director does not invalidate the proceedings at or any resolution passed at the meeting.

(3)	(a)	Subject to the Act, a Director’s meeting may be held by the Directors communicating with each other by any technological means by which they are able simultaneously to hear each other and to participate in discussion.

(b)	The Directors need not all be physically present in the same place for a Directors’ meeting to be held.

(c)	A Director who participates in a meeting held in accordance with this Article 66(3) is taken to be present and entitled to vote at the meeting.

(d)	A Director can only withdraw his or her consent to the means of communication between Directors proposed for a Directors’ meeting if the Director does so at least 48 hours before the meeting.

(4)	Article 66(3) applies to meetings of Directors’ committees as if all committee Members were Directors.

(5)	The Directors may meet together, adjourn and regulate their meetings as they think fit.

(6)	Subject to the Act, a quorum for meetings of Directors may be fixed by the Directors and unless so fixed, is two.

(7)	Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, the Chairperson or the Managing Director may convene a general meeting of Members to deal with the matter.

(8)	Notice of a meeting of Directors may be given in writing, or the meeting may be otherwise called using any technology consented to by all the Directors.

2.	DECISIONS

(1)	Questions arising at a meeting of Directors are to be decided by a majority of votes of the Directors present and voting and, subject to Article 68, each Director has one (1) vote.

(2)	The Chairperson of a meeting has a casting vote in addition to his or her deliberative vote, except where only two Directors are present and entitled to vote on the matter.

(3)	An Alternate Director has one (1) vote for each Director for whom he or she is an alternate.

(4)	If the Alternate Director is a Director, he or she also has a vote as a Director.

3.	DIRECTORS’ INTERESTS

(1)	A Director who has a material personal interest in a matter that is to be considered at a meeting of Directors must not:

(a)	vote on the matter or be present while the matter is being considered at the meeting; and

(b)	be counted in the quorum in relation to that matter if to do so would be contrary to the Act.

(2)	Each Director must disclose to the Company particulars of:

(a)	any material contract in which the Director is interested, including the names of the parties to the contract, particulars of the contract, and the Director’s interest in the contract; and

(b)	any material personal interest in a matter that is being considered at a meeting of the board or of Directors.

(3)	Voting by a Director contrary to this Article 68, or failure by a Director to make disclosure under this Article, does not render void or voidable a contract in which the Director has an interest.

(4)	A Director and any firm, body or entity in which a Director has a direct or indirect interest may in any capacity:

(a)	enter into any contract or arrangement with the Company;

(b)	be appointed to and hold any office or place of profit under the Company, other than the office of auditor; and

(c)	act in a professional capacity, other than as auditor, for the Company,

and provided that he or she makes disclosure as required by this Article 68, may receive and retain for his or her own benefit any remuneration, profits or benefits as if he or she were not a Director.

4.	ALTERNATE DIRECTORS

(1)	A Director may, with the approval of the Directors, appoint any person as his or her alternate.

(2)	An Alternate Director is entitled to notice of Directors’ meetings while he or she is acting in that capacity and, if the appointor is not present at a meeting, is entitled to attend, be counted in a quorum and vote as a Director.

(3)	An Alternate Director is an officer of the Company and is not an agent of the appointor.

(4)	The provisions of this Constitution which apply to Directors also apply to Alternate Directors.

(5)	The appointment of an Alternate Director may be revoked at any time by the appointor or by the other Directors.

(6)	An Alternate Director’s appointment ends automatically when his or her appointor ceases to be a Director.

(7)	Any appointment or revocation under this Article must be effected by written notice delivered to the Secretary.

(8)	For the purposes of Article 69, an Alternate Director does not have an interest in a contract or arrangement or a material personal interest in a matter by reason only of the fact that his or her appointor has such an interest.

5.	REMAINING DIRECTORS

(1)	The Directors may act even if there are vacancies on the Board.

(2)	If the number of Directors is not sufficient to constitute a quorum at a Directors’ meeting, the Director or Directors may act only to:

(a)	appoint a Director; or

(b)	convene a general meeting.

6.	CHAIRPERSON

(1)	The Directors may elect a Director as Chairperson of Directors’ meetings and may determine the period for which the Chairperson will hold office.

(2)	If no Chairperson is elected or if the Chairperson is not present at any Directors’ meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect a Director to be Chairperson of the meeting.

(3)	The Directors may elect a Director as deputy Chairperson to act as Chairperson in the Chairperson’s absence.

7.	DIRECTORS’ COMMITTEES

(1)	The Directors may, but are not required to, delegate any of their powers, other than those which by law must be dealt with by the Directors as a board, to a committee or committees.

(2)	The Directors may at any time revoke any delegation of power to a committee.

(3)	At least one (1) Member of each committee must be a Director.

(4)	A committee must exercise its powers in accordance with any directions of the Directors and a power exercised in that way is taken to have been exercised by the Directors.

(5)	A committee may be authorised by the Directors to sub-delegate all or any of the powers for the time being vested in it.

(6)	Meetings of any committee will be governed by the provisions of this Constitution which deal with Directors’ meetings so far as they are applicable and are not inconsistent with any directions of the Directors.

8.	WRITTEN RESOLUTIONS

(1)	If a majority of the Directors who are eligible to vote on a resolution or resolutions sign a document containing a statement that they are in favour of the resolution or resolutions in terms set out in the document, then the resolution is passed when the last Director forming part of that majority signs that document.

(2)	For the purposes of Article 73(1), separate copies of a document may be used for signing by the Directors if the wording of the resolution and statement is identical in each copy.

(3)	Any document referred to in this Article may be in the form of a facsimile transmission or electronic notification.

(4)	If a Directors’ meeting is taken to have been held in accordance with this Article, the minutes must record that fact.

(5)	This Article applies to meetings of Directors’ committees as if all Members of the committee were Directors.

(6)	Any document referred to in this Article 73 must be sent to every Director who is entitled to vote on the resolution (whether or not the Director signs the document).

(7)	A facsimile transmission, an email bearing the signature of the Director or an email of the Director addressed to another officer of the Company confirming agreement with the resolution and undertaking to sign the resolution as soon as practicable shall be deemed to be a document in writing by the relevant Director for the purpose of this Article.

9.	VALIDITY OF ACTS OF DIRECTORS

If it is discovered that:

(1)	there was a defect in the appointment of a person as a Director, Alternate Director or Member of a Directors’ committee; or

(2)	a person appointed to one (1) of those positions was disqualified;

all acts of the Directors or the Directors’ committee before the discovery was made are as valid as if the person had been duly appointed and was not disqualified.

10.	MINUTES

(1)	The Directors must cause minutes to be made of:

(a)	the names of the Directors present at all general meetings, Directors’ meetings and meetings of Directors’ committees;

(b)	all proceedings and resolutions of general meetings, Directors’ meetings and meetings of Directors’ committees;

(c)	all resolutions passed by Directors in accordance with Article 73;

(d)	appointments of officers, but only if the Directors resolve that a minute of the appointment should be made; and

(e)	all disclosures of interests made pursuant to Article 68.

(2)	Minutes must be signed by the Chairperson of the meeting or by the Chairperson of the next meeting of the relevant body, and if so signed will as between the Directors be conclusive evidence of the matters stated in such minutes.

EXECUTIVE DIRECTORS

1.	APPOINTMENT

(1)	(a)	The Directors may appoint a Director to the office of Managing Director on such terms as they think fit.

(b)	The Directors may appoint a Director to any other full-time or substantially full-time executive position in the Company on such terms as they think fit.

(c)	A Director appointed under 76(1)(a) or 76(1)(b), and a Director (however appointed) occupying for the time being a full-time or substantially full-time executive position in the Company or a related body corporate, is referred to in this Constitution as an Executive Director.

(2)	The position of Chairperson of Directors may be a full-time executive position if the Directors so resolve.

(3)	The Directors may, subject to the terms of the Executive Director’s employment contract, suspend, remove or dismiss him or her from executive office and appoint another Director in that place.

(4)	If the Managing Director or the Chairperson (if appointed to a full-time executive position) ceases to be a Director, his or her executive office terminates automatically.

(5)	If an Executive Director is suspended from executive office, his or her duties and obligations as Director are suspended for the same period.

(6)	A Managing Director is not subject to retirement by rotation and is not to be taken into account in determining the rotation of retirement of Directors. Any other Executive Directors are subject to retirement by rotation.

2.	POWERS OF EXECUTIVE DIRECTORS

(1)	The Directors may confer on an Executive Director any powers exercisable by the Directors, subject to any terms and restrictions determined by the Directors.

(2)	The Directors may authorise an Executive Director to sub-delegate all or any of the powers vested in him or her.

(3)	Any power conferred pursuant to this Article may be concurrent with but not to the exclusion of the Directors’ powers.

(4)	The Directors may at any time withdraw or vary any of the powers conferred on an Executive Director.

SECRETARY

1.	SECRETARY

(1)	Subject to Article 78(2), there must be at least one (1) secretary of the Company appointed by the Directors on conditions determined by them.

(2)	The Company must always have at least one (1) secretary of the Company ordinarily resident in Australia.

(3)	The Directors may, subject to the terms of the Secretary’s employment contract, suspend, remove or dismiss the Secretary.

INSURANCE AND INDEMNITY OF APPLICABLE PERSONS

1.	APPLICABLE PERSONS

The provisions of Articles 80, 81, 82 and 83 shall apply to Applicable Persons, which expression shall include:

(1)	every person who is or has been an Officer of the Company;

(2)	every person who is or has been an Officer of a Related Body Corporate of the Company;

(3)	if the Directors determine, an employee or former employee of the Company or a Related Body Corporate of the Company;

(4)	if the Directors determine and to the extent permitted under the Act, an auditor or former auditor of the Company or a Related Body Corporate of the Company.

2.	INSURANCE

(1)	To the extent permitted under the Act, the Company may pay, or agree to pay, a premium in respect of a contract insuring any one (1) or more Applicable Persons against any liability incurred by the Applicable Person provided that the liability does not arise out of conduct involving:

(a)	a wilful breach of duty in relation to the Company or a Related Body Corporate of the Company; or

(b)	a contravention of section 182 or 183 of the Act.

(2)	To the extent permitted under the Act, the Company may pay, or agree to pay, an Applicable Person for costs and expenses incurred by that Applicable Person in defending proceedings, whatever the outcome of the proceedings.

3.	INDEMNITY

(1)	The Company does not exempt an Applicable Person from a liability to the Company incurred in their capacity as an Applicable Person.

(2)	To the extent permitted by the Act, the Company indemnifies any Applicable Person against non-legal costs incurred as an Applicable Person except:

(a)	for a liability owed to the Company or a Related Body Corporate of the Company;

(b)	for a liability for a pecuniary penalty order under section 1317G or compensation order under section 1317H or section 1317HA of the Act;

(c)	for a liability owed to a third party arising out of conduct involving a lack of good faith.

(3)	To the extent permitted by the Act, the Company indemnifies any Applicable Person against legal costs incurred in defending an action for a liability incurred as an Applicable Person except:

(a)	in defending or resisting proceedings in which the Applicable Person is found to have a liability for which they could not be indemnified under Article 81(2); or

(b)	in defending or resisting criminal proceedings in which the Applicable Person is found guilty; or

(c)	in defending or resisting proceedings brought by the Australian Securities and Investments Commission (and any of its successors) or a liquidator for a court order if the grounds for making the order are found by a court to have been established; or

(d)	in connection with proceedings for relief to the Applicable Person under the Act in which the Court denies relief.

(4)	Where the costs and expenses incurred by an Applicable Person under Articles 81(1), 81(2) or 81(3) are recovered by the Company under an insurance policy taken out or paid for by the Company pursuant to Article 80, the extent of the indemnification of an Applicable Person shall be reduced accordingly.

4.	LOAN TO AN APPLICABLE PERSON

(1)	To the extent permitted by the Act, the Directors may give a loan or advance to an Applicable Person to assist with the payment of costs and expenses of the Applicable Person which may be incurred under Articles 80 and 81, where, in the opinion of the Directors, the costs and expenses are likely to become an amount for which the Company may become liable.

(2)	If, upon a determination of the proceedings, the costs and expenses for which the loan or advance was given are not the liability of the Company, the loan or advance given to the Applicable Person shall be recoverable according to the terms of the loan or advance.

5.	MEANING OF PROCEEDINGS

In Articles 80, 81 and 82, the term “proceedings” means any proceedings and any appeal in relation to any proceedings, whether civil or criminal, being proceedings in which it is alleged that the Applicable Person has done or omitted to do some act, matter or thing in his capacity under which the person has become an Applicable Person (including proceedings alleging that the Applicable Person was guilty of negligence, default, breach of trust or breach of duty in relation to the Company or a Related Body Corporate) and includes any investigations by any regulatory authority.

SEAL

1.	COMMON SEAL

If the Company has a Seal:

(1)	the Directors must provide for the safe custody of the Seal;

(2)	it must not be used except with the authority of the Directors or a Directors’ committee authorised to permit use of the Seal;

(3)	every document to which the Seal is affixed must be signed by a Director and be countersigned by another Director, the Secretary or another person appointed by the Directors to countersign the document; and

(4)	the Directors may determine by resolution either generally or in any particular case that the signature of any Director or the Secretary to a document to which the Seal or a duplicate seal or certificate seal is affixed may be a facsimile applied to the document by specified mechanical means.

2.	DUPLICATE SEAL

If the Company has a Seal, the Company may have one (1) or more duplicate seals of the Seal each of which:

(1)	must be a facsimile of the Seal with the addition on its face of the words “Duplicate Seal”; and

(2)	must only be used with the authority of the Directors or a Directors’ committee.

3.	CERTIFICATE SEAL

If the Company has a Seal, the Company may have a certificate seal which:

(1)	may be affixed to Share, option or other certificates;

(2)	must be a facsimile of the Seal with the addition on its face of the words “Certificate Seal”; and

(3)	must only be used with the authority of the Directors or a Directors’ committee.

POWERS OF ATTORNEY

1.	POWERS OF ATTORNEY

(1)	If a Member executes or proposes to execute any document or do any act by or through an attorney which is relevant to the Company or the Member’s shareholding in the Company, that Member must deliver the instrument appointing the attorney to the Company for notation.

(2)	The Company may require the Member to lodge a certified copy of the instrument for retention by the Company, and ask for whatever evidence it thinks appropriate that the power of attorney is effective and continues to be in force.

(3)	Any power of attorney granted by a Member will, as between the Company and the Member who granted the power of attorney:

(a)	continue in force, and

(b)	may be acted on,

unless express notice in writing of its revocation or of the death of the Member who granted it is lodged with the Company.

(4)	Where a Member proposes that an attorney represent the Member at a general meeting or adjourned meeting, the Member must comply with Article 51(2) of the Constitution.

INSPECTION OF RECORDS

1.	TIMES FOR INSPECTION

(1)	Except as otherwise required by the Act, the Directors may determine whether and to what extent, and at what time and places and under what conditions, the financial records and other documents of the Company or any of them will be open for inspection by Members other than Directors.

(2)	A Member other than a Director does not have the right to inspect any financial records or other documents of the Company unless the Member is authorised to do so by a court order or a resolution of the Directors.

DIVIDENDS, RESERVES AND DISTRIBUTIONS

1.	POWER TO PAY AND TO FIX TIME ETC. FOR PAYMENT OF DIVIDENDS

(1)	Despite any other provision of this Constitution, the Directors may determine, declare or procure the payment of dividends as and when permitted by the Act and during the Listed Period of the Listing Rules.

(2)	The Directors may determine that a dividend is payable by the Company and fix:

(a)	the amount;

(b)	the time for payment; and

(c)	the method of payment.

2.	AMEND RESOLUTION TO PAY DIVIDEND

The Directors may amend or revoke a resolution to pay a dividend before the date which is nine (9) Business Days before the record date notified to ASX for determining entitlements to a dividend.

3.	NO INTEREST

The Company must not pay interest on a dividend.

4.	RESERVES

(1)	The Directors may set aside out of profits such amounts by way of reserves as they think appropriate to pay a dividend.

(2)	The Directors may apply the reserves for any purpose for which profits may be properly applied.

(3)	Pending any application of the reserves, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.

(4)	The Directors may carry forward any undistributed profits without transferring them to a reserve.

5.	DIVIDEND ENTITLEMENT

(1)	The dividend to be paid to the holder of a partly paid Share must not exceed that proportion of the dividend to be paid to the holder of a fully paid Share that the amount paid up on the Share (not credited as paid up) bears to the total issue price of the Share (excluding amounts credited as paid up).

(2)	Unless otherwise determined by the Directors, Shares rank for dividend from their date of allotment.

(3)	Subject to the Act and the Operating Rules, a transfer of Shares registered after the record date notified to ASX for determining entitlements to a dividend paid or payable in respect of the transferred Shares, does not pass the right to that dividend.

6.	RESTRICTED SECURITIES

(1)	During the Listed Period, for so long as the Company has any Restricted Securities on issue and despite any other provision in this Constitution:

(a)	a holder of Restricted Securities must not dispose of, or agree or offer to dispose of, the Restricted Securities during the escrow period applicable to those Restricted Securities except as permitted by the Listing Rules or ASX;

(b)	if the Restricted Securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the Restricted Securities are to be kept on the Company’s issuer sponsored subregister and are to have a holding lock applied for the duration of the escrow period applicable to those Restricted Securities;

(c)	the Company will refuse to acknowledge any disposal (including, without limitation, to register any transfer) of Restricted Securities during the escrow period applicable to those Restricted Securities except as permitted by the Listing Rules of ASX;

(d)	a holder of Restricted Securities will not be entitled to participate in any return of capital on those Restricted Securities during the escrow period applicable to those Restricted Securities except as permitted by the Listing Rules or ASX;

(e)	if a holder of Restricted Securities breaches a restriction deed or a provision of this Constitution restricting the disposal of Restricted Securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those Restricted Securities for so long as the breach continues; and

(f)	in this clause 94, and for the purposes of this Constitution generally when used in connection with this clause 94 or its subject matter, the following words and phrases have the meaning given to them in the Listing Rules: “class”; “dispose” or “disposal” (which include using an asset as collateral - see chapter 19 of the Listing Rules); “holding lock”; “issuer sponsored subregister”; and “restriction deed”.

(2)	The Company may impose disposal restrictions on Restricted Securities by way of restriction deed or restriction notice (as those terms are defined in the Listing Rules). This Article 94(2) applies only to the extent permitted by the Act and applicable law.

7.	DEDUCTIONS FROM DIVIDENDS

The Directors may deduct from a dividend payable to a Member all sums presently payable by the Member to the Company on account of calls or otherwise in relation to Shares in the Company.

8.	DISTRIBUTIONS OF ASSETS

(1)	The Directors may resolve that:

(a)	without limiting paragraph (1)(b) of this Article, a dividend (interim or final) will be paid wholly or partly by the transfer or distribution of assets, including shares in, or debentures of, any other corporation or interests in a managed investment scheme or comparable foreign interests or rights; or

(b)	without limiting paragraph (1)(a) of this Article, distribute or return any amount of capital or income (including, without limitation of or to either, any assets including shares in, or debentures of, any other corporation or interests in a managed investment scheme or comparable interests or rights in a foreign equivalent) to Members pro rata according to the number of Shares held as at a time decided by the Directors (in accordance with the Listing Rules during the Listed Period). The distribution may be in cash, or by way of distributing assets in specie or any combination of some or all of cash or assets.

(2)	If a difficulty arises or may arise in making or giving effect to a transfer or distribution of assets, the Directors may:

(a)	deal with the difficulty as they consider expedient;

(b)	fix the value of all or any part of the assets for the purposes of the distribution;

(c)	determine that cash will be paid to any Members on the basis of the fixed value in order to adjust the rights of all the Members; and

(d)	vest any such assets in trustees as the Directors consider expedient.

(3)	If a transfer or distribution of assets to a particular Member or Members is illegal or would be illegal or, in the Directors’ opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the transfer or distribution of assets.

(4)	If the Company distributes assets to Members each Member is deemed to have appointed the Company (and/or any Director or Secretary for the time being) as his, her or its agent to give any consent, to enter any agreement, to execute any document or to do anything necessary or desirable to give effect to the distribution, including agreeing to become a member of another body corporate or of a managed investment scheme or a comparable foreign equivalent (which such consent, agreement, execution or other thing shall be effective and binding on all Members concerned).

(5)	The Directors may authorise any person to make, on behalf of each Member entitled to any asset as a result of a distribution, an agreement with the Company or another person which provides, as appropriate, for the distribution or issue to them of shares or other securities credited as fully paid up or for payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing Shares or other securities of the Company by applying their respective proportions of the amount resolved to be distributed.

9.	PAYMENT

(1)	Any dividend or other money payable in respect of Shares may be paid by cheque sent through the mail direct to:

(a)	the address of the Member shown in the Register or to the address of the joint holder of Shares shown first in the Register; or

(b)	an address which the Member or joint holders has in writing notified the Company as the address to which dividends should be sent.

(2)	Any joint holder may give an effectual receipt for any dividend or other money paid in respect of Shares held by holders jointly.

10.	ELECTION TO REINVEST DIVIDEND

If and to the extent authorised by resolution of the Company in general meeting, the Directors may:–

(1)	establish a plan under which Members or any class of Members may elect to reinvest cash dividends paid by the Company by subscribing for Shares;

(2)	vary, suspend or terminate the arrangements established under Article 98(1).

11.	ELECTION TO ACCEPT SHARES IN LIEU OF DIVIDEND

(1)	If and to the extent authorised by resolution of the Company in general meeting, the Directors may resolve, in respect of any dividend which it is proposed to pay on any Shares, that holders of those Shares may elect to:

(a)	forego their right to share in the proposed dividend or part of the proposed dividend; and

(b)	instead receive an issue of Shares credited as fully paid.

(2)	If the Directors resolve to allow the election provided for in Article 99(1), each holder of Shares conferring a right to share in the proposed dividend may, by notice in writing to the Company given in such form and within such period as the Directors may decide, elect to:

(a)	forego the dividend which otherwise would have been paid to the holder on such of the holder’s Shares conferring a right to share in the proposed dividend as the holder specified in the notice of election; and

(b)	receive instead Shares to be issued to the holder credited as fully paid, on and subject to such terms and conditions as the Directors may determine.

(3)	Following the receipt of duly completed notices of election under Article 99(2), the Directors must:

(a)	appropriate an amount equal to the aggregate issue price of the Shares to be issued credited as fully paid to those holders of Shares who have given such notices of election; and

(b)	apply the amount in paying up in full the number of Shares required to be so issued.

(4)	The Directors may rescind, vary or suspend a resolution of the Directors made pursuant to Article 99(1) and the arrangements implemented pursuant to the resolution.

(5)	The powers given to the Directors by this Article 99 are additional to the provisions for capitalisation of profits provided for by this Constitution. If the Directors exercise their power to capitalise profits under Article 101 then any Member who has elected to participate in arrangements established under this Article 99 is deemed, for the purpose of determining the Member’s entitlement to share in the capitalised sum, not to have so elected.

12.	UNCLAIMED DIVIDENDS

All dividends unclaimed for one (1) year after the time for payment has passed may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed money.

13.	CAPITALISATION OF PROFITS

(1)	The Directors may resolve to capitalise profits.

(2)	If the capitalisation is to be accompanied by the issue of Shares or debentures, the Directors may apply the sum capitalised:

(a)	in the proportions in which the Members would be entitled if the sum was distributed by way of dividend; or

(b)	in connection with an employee share scheme adopted by the Company, by applying the sum in paying up in part or full unissued Shares and issuing them in accordance with the rules of that scheme.

(3)	For the purposes of this Article 101, “employee share scheme” has the same meaning as in section 9 of the Act.

(4)	To the extent necessary to adjust the rights of the Members among themselves where Article 101(2)(a) applies or is intended to apply, the Directors may adopt a rounding policy or make cash payments in cases where Shares or debentures become issuable in fractions.

NOTICES

1.	SERVICE OF NOTICES

(1)	Notice may be given by the Company to any person who is entitled to notice under this Constitution by:

(a)	serving it on the person;

(b)	sending it by post, facsimile transmission or electronic notification to the person’s address shown in the Register or the address supplied by the person to the Company for sending notices to the person; or

(c)	(except in the case of a notice of meeting of Members which is required to be given individually to each Member entitled to vote at the meeting and to each Director and each Alternate Director), advertising in one (1) or more of the newspapers published in Australia or as determined by the Directors, if in the opinion of the Directors extreme or unusual circumstances make it appropriate to do so.

(2)	A notice sent by post is taken to be served:

(a)	by properly addressing, prepaying, and posting a letter containing the notice; and

(b)	on the day after the day on which it was posted.

(3)	A notice sent by facsimile transmission or electronic notification is taken to be served:

(a)	by properly addressing the facsimile transmission or electronic notification and transmitting it; and

(b)	on the day of its transmission except if transmitted after 5.00 pm in which case is taken to be served on the next day.

(4)	A notice given by advertisement is taken to be served on the date on which the advertisement first appears in a newspaper.

(5)	A notice may be served by the Company on joint holders under Article 102(1)(a) or 102(1)(b) by giving the notice to the joint holder whose name appears first in the Register.

(6)	Every person who is entitled to a Share by operation of law and who is not registered as the holder of the Share is taken to receive any notice served in accordance with this Article by advertisement or on the person from whom it derives title.

(7)	A Share certificate, cheque, warrant or other document may be delivered by the Company either personally or by sending it:

(a)	in the case of a Member who does not have a Registered Address in Australia, by airmail post, by facsimile transmission, electronic notification or in another way that ensures that it will be received quickly, as appropriate; and

(b)	in any other case by ordinary post.

(8)	A Member whose Registered Address is not in Australia may specify in writing an address in as the Member’s Registered Address within the meaning of this Article.

(9)	A certificate in writing signed by a Director, Secretary or other officer of the Company, or by any person that the Company has engaged to maintain the Register, that a document or its envelope or wrapper was addressed and stamped and was posted is conclusive evidence of posting.

(10)	If at least two notices sent by post, facsimile transmission or electronic notification is returned unclaimed or is not deliverable (as evidenced by notification of non-delivery or of the addressee not being at the address or facsimile number, of a facsimile number not accepting facsimile transmissions or of an electronic notification address not existing) or if the Directors believe on other reasonable grounds that the address or facsimile number is not the address or facsimile number of the Member, the Company may give notice and notice is taken to have been given to the Member if the notice is exhibited at the Company’s registered office for at least two Business Days. If one or more addresses or facsimile numbers are recorded for a Member this Article will only operate in respect of a Member if it applies to all the addresses or facsimile numbers recorded for that Member. This Article will cease to operate in respect of a Member if the Member gives the Company a new address or facsimile number (unless this Article also applies to that new address or facsimile number). This Article does not oblige the Company to send any notice of meeting to a member by facsimile or email if it is only sent to other Members by post.

(11)	If the Act or during the Listed Period the Listing Rules provide that notices may be sent or given or documents provided to Members by other means (including but not only by being made available on the internet), sending or giving a notice or providing a document by that means is authorised by this Article and is as effective as if the notice was sent or given or document provided in accordance with any other method referred to in this Article.

(12)	Subject to the Act, the signature (if any) to a written notice given by the Company may be written, printed or electronic.

(13)	All notices sent by post outside Australia must be sent by prepaid airmail post.

2.	PERSONS ENTITLED TO NOTICE

(1)	Notices of every general meeting must be given to:

(a)	every Member;

(b)	every Director and Alternate Director;

(c)	during the Listed Period, ASX; and

(d)	the auditor.

(2)	No other person is entitled to receive notice of a general meeting.

AUDIT AND FINANCIAL RECORDS

1.	COMPANY TO KEEP FINANCIAL RECORDS

(1)	The Directors must cause the Company to keep written financial records and to prepare financial documents and reports in accordance with the requirements of the Act and the Listing Rules.

(2)	The Directors must cause the financial records and financial documents of the Company to be audited in accordance with the requirements of the Act and the Listing Rules.

WINDING UP

1.	WINDING UP

(1)	Nothing in this Article prejudices the rights of the holders of shares issued on special terms and conditions.

(2)	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company:

(a)	divide among the Members in kind all or any of the Company’s assets; and

(b)	for that purpose, determine how he or she will carry out the division between the different classes of Members,

but may not require a Member to accept any Shares or other securities in respect of which there is any liability.

(3)	The liquidator may, with the sanction of a special resolution of the Company, vest all or any of any Company’s assets in a trustee on trusts determined by the liquidator for the benefit of the contributories.

SCHEDULE 1 - FORM OF PROXY

I/We/This Company,

___________________________________________________________________________________

of

___________________________________________________________________________________

hold(s) shares in the capital of Nova Minerals Limited.

I/We/This Company appoint(s) as my/our proxy

___________________________________________________________________________________

of

___________________________________________________________________________________

or failing him or her

___________________________________________________________________________________

of

___________________________________________________________________________________

or failing him or her, the Chairperson of the general meeting of the Company to be held on the __________ day of _______________________________, 20___ at ___________ am/pm to vote for me/us at that meeting and at any adjournment of it unless this appointment is revoked by me/us in writing.

This form is to be used in accordance with the directions below. Unless the proxy is directed, he or she may vote or abstain from voting as he or she thinks fit.

RESOLUTION	FOR	AGAINST	ABSTAIN
	☐	☐	☐

INSTRUCTIONS

1.	To direct the proxy to cast all votes covered by this instrument in a particular manner place a tick or a cross in the relevant box.

2.	To direct the proxy to cast some only of the votes covered by this instrument in respect of an item of business in a particular manner, place in the relevant box either the number of votes to be cast in that manner on a poll or the percentage of the total votes covered by this instrument to be cast in that manner on a poll. This direction, if given, is also an instruction to the proxy to vote according to the proxy’s discretion on a show of hands.

3.	If two proxies are appointed and the proportion of votes which each is to exercise is not stated, each proxy may exercise one half of the appointor’s votes (fractions of votes will be disregarded).

4.	The instrument appointing the proxy, to be valid, must be received at the registered office of the Company at least 48 hours before the meeting, in the manner prescribed by Article 49 of the Company’s Constitution.

I/We/This Company understand(s) that if I/we have not directed my/our proxy how to vote, my/our proxy may vote or abstain from voting as he or she thinks fit.

DATED: ________________

Signature of Member	Signature of Member